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                                                                     EXHIBIT 2.2

                                SUBSCRIPTION AGREEMENT
ENSTAR INC.
6479 City West Parkway                                       (612) 941-3200
Eden Prairie MN  55344-3246                     MN Toll-Free (800) 247-1246

1.  INVESTMENT CHOICE INFORMATION:
I wish to purchase the following Term(s) of Subordinated Debenture(s). Minimum investment is $1,000 per document. Make check payable to ENStar Inc. If you have any questions, please feel free to call either phone number above.


                                    Stated                              Paid by             Paid by           Paid at
                                   Interest        Debenture             Check               Check            Maturity
            Amount                   Rate             Term             Quarterly            Monthly           Compound
            ------                   ----             ----             ---------            -------           --------
$                                           %        10 Year              / /                 / /                / /
  -----------------------------   ---------
$                                           %        5 Year               / /                 / /                / /
  -----------------------------   ---------
$                                           %        2 Year               / /                 / /                / /
  -----------------------------   ---------


Monthly interest payments are only available on Debentures of $5,000 or more. Interest payable at maturity is compounded quarterly and reported annually for income tax purposes. Debentures will mature on the 1st of the month immediately following the second, fifth and tenth anniversary, respectively.

2.  INVESTMENT OWNERSHIP INFORMATION:
Ownership of debenture(s) will be registered as written: (Choose only one title per document.)


/ /  Single                                                         -     -
                    -------------------------------------    ------- ----- ---------
               Name                                          Social Security #
/ /  Joint Tenant                                                   -     -
                    -------------------------------------    ------- ----- ---------
                    Name                                     Social Security #

/ /  U/T/M/A MN*
                    -------------------------------------
                    Custodian's Name (only one permitted)
                                                                    -     -
                    -------------------------------------    ------- ----- ---------
                    Minor's Name (only one permitted)        Minor's Social Security #

                    *Under the Minnesota Uniform Transfer          -      -
                     to Minors Act.                          ------ ------ ------
                                                             Minor's Birth Date


3. MAILING ADDRESS:

--------------------------------------    --------------------------------------
               Street                                     Street
                Apt #                                      Apt #

--------------------------------------    --------------------------------------
  City                         State        City                         State
  Zip                                       Zip
  (   )                                     (   )
--------------------------------------    --------------------------------------
  Phone                                     Phone

4. REQUIRED SIGNATURE(s):
Under penalties of perjury: (A) I am a resident of the State of Minnesota and have received ENStar Inc. Prospectus, (B) the number shown on this form is the correct applicable Taxpayer Identification Number/Social Security Number and (C) I am NOT currently subject to IRS backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

I understand that: (A) ENStar may reject my offer to purchase a Debenture in whole or in part, (B) my offer to purchase Debentures shall not become effective until accepted by ENStar, (C) ENStar will not accept my offer unless I have either previously received the current amendments to the Prospectus, if any, or until 5 business days after the current amendments to the Prospectus have been mailed to me following ENStar's receipt of this Subscription Agreement and (D) prior to acceptance by ENStar I may revoke this offer and receive my investment back.

If joint tenant, both should sign. If custodian for a minor, the custodian should sign.


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                                         --------------------------------------
                                        | For Office use only   Pro. Date      |
--------------------------------------- |                                ------|
    Signature of owner or custodian     | Issue                                |
                                        |            ------                    |
--------------------------------------- | Mat.                  Class          |
 Signature of joint tenant, if any      |            ------              ------|
(    )                                  | Interest              Debentur       |
--------------------------------------- |            ------              ------|
Daytime Phone Number where you may be    --------------------------------------
reached for questions